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EXHIBIT 10.10

                     ASHFORD HOLDINGS LTD.
              c/o Suite 358-800, 15355 24th Avenue
                       Surrey, BC V4A 2H9
                   (Facsimile: 604-535-7270)
                        (the "Company")

October 20, 1999

First American Scientific Corp.
Suite 303, 409 Granville Street
Vancouver, BC V6C 1T2
(Facsimile: 604-685-0698

Attention: The President

Re:  Transfer of the Kinetic Disintegrating Technology (the
     "Technology")

     We are writing to confirm the agreement (the "Agreement") between the Company and First American Scientific Corp.(FASC) in connection with the obligation to buy-back up to 5,000,000 common shares of FASC owned by the Company, its affiliates or assigns in the event that FASC completes any subdivision, consolidation, conversation or exchange of its common shares. The parties hereto acknowledge and agree that this Agreement forms part of the sale and transfer of the Technology by the Company to FASC. The terms of the Agreement are as follows:

     1. In the event that the common shares of FASC are, within six months of the date of this Agreement, subdivided, consolidated, converted of exchanged for a greater number of shares of the same of another class (the "Change in Capital"), FASC hereby agrees that it will purchase from the Company, its affiliates or assigns up to 5,000,000 common shares of FASC, with the number of common shares to purchased by FASC to be determined by the Company in its sole discretion, at a purchase price per common share which is the greater of:

     (a)  $0.05 per common share; or




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     (b)  the average of the closing bid and asked prices per
common share of the FASC common shares on any over-the-counter bulletin board, other electronic quotation systems or the National Quotation Bureau's Pink Sheets for the day prior to the effective date of the Change in Capital (or if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal.

     2. The Company will, within 10 days of becoming aware of the Change in Capital, deliver a notice (the "Notice") to FASC specifying the number of common shares to be purchased by FASC.

     3. FASC will within 10 days of receipt of the Notice, pay the Company the amount of money ( the "Purchase Proceeds") which is equal to the number of common shares, as specified by the Company in the Notice, times the applicable price per common share as it is determined in accordance with section 1 of this Agreement.

     4. Upon receipt of the Purchase Proceeds, the Company will cause to be delivered and transferred to FASC the number of common shares specified in the Notice.

     5. Any notice to be given to one party to the other shall be sufficient if delivered by hand, deposited in any Post Office in Canada, registered, postage prepaid, or sent by means of electronic transmission (in which case any message so transmitted shall be immediately confirmed in writing and mailed as provided above) addressed as specified above or at such other address of which notice is given by the parties pursuant to the provisions of this section. Such notice shall be deemed to have been received when delivered, if delivered, and if mailed, on the fifth business day (exclusive of Saturdays, Sundays, and statutory holidays) after the date of mailing. Any notice sent by means of electronic transmission shall be deemed to have been given and received on the day it was transmitted, provided that if such day is not a business day then the notice shall be deemed to have been given and received on the next business day following. In case of an interruption of the postal service, all notices or other communications shall be delivered or sent by means of electronic transmission as provided above, except that it shall not be necessary to confirm in writing and mail an notice electronically transmitted.




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     6.   This Agreement shall be governed by and construed in
accordance with the laws of the Province of British Columbia and all disputes arising under this Agreement shall be referred to and the parties hereto irrevocably attorn to the jurisdiction of the courts of British Columbia.

     7. The parties hereto agree that they shall do all such further acts, deeds or things and execute and deliver all such further documents, instruments or certificates as may be necessary or advisable for the purpose of giving effect to and carrying our the intention or facilitating the performance of the terms of this Agreement.

     8. This Agreement may be signed in counterparts, in writing or by electronic facsimile transmission or by other means of electronic communication capable of producing a printed copy, each of which will be deemed to be an original and all such counterparts together will constitute one and the same instrument and notwithstanding the date of execution, will be deemed to be effective as the date set forth above.

Enclosed is our cheque in the amount of $10.00. Please sign and return a copy of this letter as your agreement and acknowledgement of the above terms.

Yours truly,

ASHFORD HOLDINGS LTD.


Per: __________________________________
     Authorized Signatory

Acknowledged and agreed to this 28th day of October, 1999.

FIRST AMERICAN SCIENTIFIC CORP.

Per: /s/ Gary Burnie
     Authorized Signatory